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                                                                    EXHIBIT 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" in
Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3
No. 333-26633) and related Prospectus of Sylvan Learning Systems, Inc. for the registration of 320,097 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 1997, with respect to the consolidated financial statements and schedule of Sylvan Learning Systems, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                               ERNST & YOUNG LLP


Baltimore, MD
May 20, 1997